UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 3, 2016

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120
(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of Principal Executive Offices)	(Zip Code)

(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 3, 2016, Becton, Dickinson and Company (“BD”) issued a press release announcing its financial results for its fourth fiscal quarter and fiscal year ending September 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release furnished as Exhibit 99.1 contains certain financial measures that differ from those presented in accordance with U.S. generally accepted accounting principles (“non-GAAP measures”), as follows:

•	Revenues. We present U.S. and total revenues for the fourth quarter and full 2016 fiscal year and the comparable prior year periods, and the related revenue growth rates between these periods, after adjusting for the amortization of a write down of deferred revenue recorded in connection with our acquisition of CareFusion Corporation (“CareFusion”) in March 2015 (referred to herein as “adjusted revenues”). This write down served to lower reported revenues for these periods, and we make these adjustments so investors can better understand our underlying revenue growth rates. We also present international revenue, total company revenue and total company adjusted revenue growth rates for the fourth quarter and the full 2016 fiscal year after eliminating the effect of foreign currency translation, which can fluctuate from period to period. We believe that eliminating the impact of currency fluctuations is useful to investors as it provides additional information to help investors better understand the underlying performance of BD and evaluate our overall performance compared to the prior periods.

We also present U.S. and total adjusted revenue growth rates for the fourth quarter of fiscal year 2016 after further adjusting to (i) eliminate the impact of a distribution agreement change relating to our Respiratory Solutions unit that resulted from the CareFusion acquisition, as if it had occurred at the start of our 2015 fiscal year, and (ii) with respect to total adjusted revenue growth, to eliminate the effect of foreign currency translation. We also show total company revenues and growth rate for the fourth quarter after further adjusting to eliminate the impact of acquisitions and divestitures, which can fluctuate from period to period (we refer to this adjusted measure as “organic” revenue). We believe these adjusted measures are useful to investors because they provide additional information to investors regarding our underlying revenue performance for the quarter and allow investors to better understand the overall revenue performance of the company compared to the prior period.

We also present U.S and total adjusted revenue, international revenue and organic revenue growth rates for fiscal year 2016 after adjusting for the above mentioned distribution agreement change and also assuming the acquisition of CareFusion occurred at the start of BD’s 2015 fiscal year (which we refer to as “comparable basis” revenue). For international and total company revenues, we provide these measures after eliminating the effect of foreign currency fluctuations. We believe including the revenues that CareFusion recorded in fiscal year 2015 prior to the completion of our acquisition is useful to investors because it allows investors to better evaluate the revenue performance of the combined company following the acquisition.

We also present our estimated growth in adjusted revenues in fiscal year 2017 after eliminating the estimated impact of foreign currency fluctuations and our recent divestiture of our Respiratory Solutions unit and other divestitures that closed in fiscal year 2016 and fiscal year 2017. These divestitures can significantly impact period-to-period comparability, and these adjustments allow investors to evaluate the anticipated growth of our going forward business compared to our performance in fiscal year 2016.

•	Earnings Per Share. We present diluted earnings per share (“EPS”) for the fourth quarter and full fiscal year 2016 and the comparable prior year periods after adjusting for purchase accounting adjustments, acquisition-related financing, transaction, integration and restructuring costs, pension settlement charges, an adjustment to the liability for employee termination costs recorded relative to workforce reductions in a prior fiscal year and litigation charges (and the associated tax impact of these items), and for the dilutive impact of shares issued in the CareFusion acquisition prior to the consolidation of its operating results, as applicable (referred to herein as “adjusted EPS”). We believe that adjusting for these items, which can significantly fluctuate from period to period and are not considered by management to be part of our ordinary operations, is useful to investors as it provides additional information to help investors to better understand the underlying operating results of BD and our overall performance for the periods presented and to facilitate comparisons between the periods shown. We also show the growth in adjusted EPS for the fourth quarter and full fiscal year 2016 compared to the prior year periods after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance for these periods compared to the prior year periods.

We also present our estimated EPS for fiscal year 2017 compared to fiscal year 2016 EPS after eliminating the above-mentioned items from each fiscal year, as applicable, and adjusting for the anticipated impact of foreign currency translation in fiscal year 2017. Management believes that these adjustments allow investors to better evaluate BD’s anticipated underlying earnings performance for fiscal year 2017 in relation to our underlying fiscal year 2016 performance.

BD’s management uses each of these non-GAAP measures in its own evaluation of BD’s performance, particularly when comparing performance to past periods and to the performance of peer companies. Management also uses the non-GAAP results for budget planning purposes on a quarterly and annual basis.

BD provides non-GAAP measures to investors on a supplemental basis in addition to our GAAP results, as they provide additional insight into BD’s financial results. Management believes the non-GAAP results provide a reasonable measure of BD’s underlying performance before the effects of items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability. However, Non-GAAP results should not be considered in isolation and are not in accordance with, or a substitute for, GAAP results. Also, our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. Investors should also consider these limitations when evaluating BD’s results.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1    Press release dated November 3, 2016, which is furnished pursuant to Item 2.02

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY
(Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary

Date: November 3, 2016

Exhibit Index

99.1	Press release dated November 3, 2016, which is furnished pursuant to Item 2.02